Exhibit 23.1 Consent of McGladrey & Pullen, LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-172984) on Form S-8 of Atlantic Coast Financial Corporation and its subsidiary of our report dated March 31, 2011, relating to our audit of the consolidated financial statements of Atlantic Coast Federal Corporation and its subsidiary, which appears in this Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP
Jacksonville, Florida
March 31, 2011